CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust:

We consent to the use of our report dated May 1, 1998 for Evergreen California Tax Free Fund, Evergreen Connecticut Municipal Bond Fund, Evergreen Massachusetts Tax Free Fund, Evergreen Missouri Tax Free Fund, Evergreen New Jersey Tax Free Income Fund, Evergreen New York Tax Free Fund and Evergreen Pennsylvania Tax Free Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectus   and   "Independent   Auditors"  in  the   statement  of  additional
information.

                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
July 29, 1998